2026 – 2028 PERFORMANCE STOCK UNIT AWARD AGREEMENT

Grant Date	%%OPTION_DATE,'Month DD, YYYY'%-%
Participant	%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%
Performance Stock Units Granted	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

This Performance Stock Unit Award Agreement (this “Agreement”) is made and entered into and effective on the Grant Date by and between ACCO Brands Corporation, a Delaware corporation (“ACCO Brands”)(collectively with all Subsidiaries and Affiliates, the “Company Group”) and the Participant.

THIS AGREEMENT IS EXCLUSIVELY ENTERED INTO BY AND BETWEEN THE PARTICIPANT AND ACCO BRANDS, NOT THE ENTITY BY WHICH THE PARTICIPANT IS EMPLOYED. AS DESCRIBED IN SECTION 8(m) HEREIN, THIS AGREEMENT IS EXCLUSIVELY GOVERNED BY THE LAWS OF THE STATE OF DELAWARE IN THE UNITED STATES AND NOT BY THE LAWS OF COUNTRY IN WHICH THE PARTICIPANT IS EMPLOYED. THE AWARD GRANTED HEREIN SHALL NOT FORM A PART OF THE PARTICIPANT’S REMUNERATION IN CONNECTION WITH THE PARTICIPANT’S EMPLOYMENT RELATIONSHIP WITH THE COMPANY GROUP, PURSUANT TO SECTION 8(f) HEREIN.

1.
Plan Governs; Capitalized Terms. This Agreement is made pursuant to the 2022 ACCO Brands Corporation Incentive Plan, as amended from time to time (the “Plan”), and the terms of the Plan are incorporated into this Agreement, except as otherwise specifically stated herein. Capitalized terms used in this Agreement that are not defined shall have the meanings as used or defined in the Plan. References in this Agreement to any specific Plan provision shall not be construed as limiting the applicability of any other Plan provision. To the extent any terms and conditions herein conflict with the terms and conditions of the Plan, the terms and conditions of the Plan shall control except to the extent the Plan provides that the Agreement may vary the terms of the Plan and except to the extent permitted by applicable law. The Plan is established voluntarily by ACCO Brands, it is discretionary in nature, and may be modified, amended, suspended or terminated by ACCO Brands at any time, to the extent permitted by the Plan.
2.
Award of Performance Stock Units. ACCO Brands hereby grants to the Participant on the Grant Date an Award of Performance Stock Units at Target in the amount outlined in the table above, or such lesser or greater number of Performance Stock Units, as may be earned upon the attainment of applicable performance objectives set forth in Schedule I attached hereto. Each Performance Stock Unit constitutes an unfunded and unsecured promise of ACCO Brands to deliver (or cause to be delivered) to the Participant, in the discretion of ACCO Brands and subject to the terms and conditions of this Agreement, either one Share or cash equal to the Fair Market Value of such Performance Stock Unit, in whole or part, upon becoming earned and vested in accordance with Section 3 and settlement in accordance with Section 4. ACCO Brands shall hold the Performance Stock Units in book-entry form. The Participant shall have no direct or secured claim in any specific assets of ACCO Brands or the Shares that may become issuable to the Participant under Section 4, and shall have the status of a general unsecured creditor of ACCO Brands. THIS AWARD IS CONDITIONED ON THE PARTICIPANT SIGNING THIS AGREEMENT VIA E-SIGNATURE (AS DESCRIBED AT THE END OF THIS AGREEMENT) WITHIN 45 DAYS OF THE GRANT DATE. THIS AWARD IS SUBJECT TO ALL TERMS, CONDITIONS AND PROVISIONS OF THE PLAN AND THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, THE ADDITIONAL TERMS AND CONDITIONS IN EXHIBIT A.
3.
Vesting.
(a)
Generally. The period during which the Performance Stock Units awarded hereunder may become earned and vested shall commence on January 1, 2026 and end on December 31, 2028 (the “Performance Period”). Except as otherwise provided in this Section 3, the Performance Stock Units shall be wholly or partially earned and vested and become nonforfeitable for the Performance Period to the extent of the attainment of the performance objectives for the Performance Period set forth in Schedule I, provided that Participant has been continuously employed by the Company Group from the Grant Date through the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested. For purposes of this Agreement, “employ” and “employment” shall include employment, as defined under local law or equivalent arrangements under local law for directors or managing directors.
(b)
Death; Disability. In the event that the Participant’s employment with the Company Group terminates due to the Participant’s death or Disability before the last day of the Performance Period, the Participant shall receive a payout of the Performance Stock Units equal to the product of (i) a fraction, the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(c)
Retirement.
(i)
In the event that the Participant’s employment with the Company Group terminates due to the Participant’s Retirement after the first anniversary of the Grant Date, the Participant shall receive a prorated payout of the Performance Stock Units, which shall be valued and paid in accordance with paragraph (c)(ii) below. The prorated payout shall be equal to the product of (i) a fraction, the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment due to Retirement and the denominator of which is the number of days in the Performance Period multiplied by (ii) the total number of Performance Stock Units, as applicable, to which the Participant would be entitled as determined under paragraph (c)(ii) below.

(ii)
The number of Performance Stock Units to which the Participant is entitled, prior to application of the proration formula described in paragraph (c)(i) above, shall be determined after the close of the Performance Period in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed to the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(iii)
If the Participant dies or incurs a Disability before the Performance Stock Units are deemed earned and vested, Section 3(b) shall apply as if the Participant had been employed on the date of death or Disability. For this purpose, whether a retired Participant has incurred a Disability will be determined by the Committee on a uniform basis employing criteria consistent with Article 2(q)(ii)(C) of the Plan.
(d)
Involuntary Termination. In the event that the Participant’s employment with the Company Group terminates during the six-month period preceding the last day of the Performance Period but after the first anniversary of the Grant Date due to an Involuntary Termination, the Participant shall receive a payout of the Performance Stock Units equal to the product of (i) a fraction, the numerator of which is the number of days that the Participant was continuously employed from the first day of the Performance Period through the date of such termination of employment and the denominator of which is the number of days in the Performance Period multiplied by (ii) the number of Performance Stock Units that could have been earned and vested during the Performance Period in accordance with the actual attainment of the performance objectives set forth in Schedule I had the Participant remained continuously employed to the last day of the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.
(e)
Change in Control.
(i)
Article 17 of the Plan Governs. The provisions of Article 17 of the Plan shall apply in the event of a Change in Control.
(ii)
Termination After Change in Control Period. Any termination of the Participant’s employment occurring after the Change in Control Period shall be governed by the provisions of Section 3 of this Agreement (other than Section 3(e)(i), which shall not apply).
(f)
Divestiture. In the event that the Participant’s employment with the Company Group ceases upon the occurrence of a Divestiture after the first anniversary of the Grant Date and before the last day of the Performance Period, a number of Performance Stock Units shall become earned and vested (rounded up to the next whole number of Shares) equal to the product of (i) a fraction, the numerator of which is the number of days the Participant was continuously employed from the first day of the Performance Period through the date of the Divestiture and the denominator of which is the number of days from first day of the Performance Period through the last day of the Performance Period multiplied by (ii) the number of Performance Stock Units that could have become earned and vested based on the deemed attainment of performance set forth in Schedule I at Target for the Performance Period, and the Participant shall forfeit any Performance Stock Units not becoming so earned and vested.

(g)
Cancellation. Except as otherwise provided under this Section 3 or under Article 11.2(b) of the Plan, any Performance Stock Units that are forfeited shall be automatically cancelled and shall terminate. No claim or entitlement to compensation or damages from ACCO Brands or the Company Group shall arise from forfeiture of the Performance Stock Units resulting from the termination of Participant’s employment or other service relationship for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any.
(h)
Date of Termination of Employment. Notwithstanding any provision in the Plan or this Agreement to the contrary, if the Participant is resident or employed outside of the United States, the date of the Participant’s termination of employment shall be the earlier of (i) the last day of the Participant’s active service with the Company Group (regardless of the reason for the termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); or (ii) the last day on which the Participant is considered an employee of the Company Group, as determined in each case by the Committee. Unless otherwise expressly provided in this Agreement or determined by ACCO Brands, any right to vest in the Performance Stock Units will terminate as of the date described in the previous sentence.
4.
Settlement.
(a)
Payment in Shares or Cash. Payment of earned Performance Stock Units shall be as determined by the Committee, in its sole discretion. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay vested and earned Performance Stock Units in the form of cash or in fully paid Shares (or in a combination thereof) equal to the Fair Market Value of the vested and earned Performance Stock Units at the end of the Performance Period, or as soon as practicable after the end of the Performance Period. ACCO Brands (or its successor) shall settle the vested and earned Performance Stock Units either by (i) paying to the Participant directly in cash the value of all or a portion of the Performance Stock Units becoming earned and vested pursuant to Section 3, or (ii) causing its transfer agent for Shares to register Shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to all or a portion of the number of Performance Stock Units becoming earned and vested pursuant to Section 3, in accordance with the following terms:
(i)
General. As soon as may be practicable after the last day of the Performance Period in any case otherwise not covered under this Section 4(a);
(ii)
Death; Disability; Divestiture. Within 60 days (and during the taxable year designated by the Committee in its sole discretion, as may apply) following the Participant’s death, termination of employment due to Disability, or termination of employment due to a Divestiture;
(iii)
Separation During the Change in Control Period. To the extent that a Replacement Award is provided to the Participant, within 60 days following the

Participant’s Involuntary Termination (not due to Disability) or a Resignation for Good Reason by the Participant as either may apply under Article 17.1(a) of the Plan occurring during the Change in Control Period; or
(iv)
Change in Control. To the extent that a Replacement Award is not provided to the Participant, on the date of the Change in Control under Article 17.1(b)(iv) of the Plan.
(v)
Non-Section 409A Change in Control; Termination Not a Separation from Service. In the event that a Change in Control does not satisfy Treasury Regulation Section 1.409A-3(i)(5), or the Participant’s employment termination due to an Involuntary Termination or a Divestiture is not a “Separation from Service” as defined by Section 409A, the issuance of Shares shall be postponed until the earliest to occur of (A) a Treasury Regulation Section 1.409A-3(i)(5) event, (B) the Participant’s “Separation from Service” as defined by Section 409A, or (C) the date for settlement under Section 4(a)(i).
(b)
Payment of Withholding Taxes. Unless otherwise determined by the Committee at any time prior to settlement, at the time that Shares are issued to the Participant, or any earlier time in which income or employment taxes may become due and payable, the Company Group may satisfy the minimum statutory federal, national, state, provincial, and local withholding tax obligation (including the FICA and Medicare tax obligation) and/or any foreign taxes required by law to be withheld (the “Tax Related Items”) with respect to the distribution of Shares (or other taxable event) by withholding from Shares issuable to the Participant the number of Shares having an aggregate Fair Market Value equal to the amount of the required withholding. In lieu of Share withholding, the Participant may satisfy the tax obligation by tendering payment of cash to ACCO Brands of the required withholding amount. If the Participant becomes liable for Tax-Related Items in more than one jurisdiction between the Grant Date and the date of any relevant taxable event, the Participant acknowledges that the Company Group may be required to deduct, withhold or account for Tax-Related Items in more than one jurisdiction. The Company Group will have discretion to determine the method of satisfying Tax-Related Items. If Participant is a non-U.S. employee, the method of payment of Tax-Related Items may be restricted by Exhibit A. Regardless of any action the Company Group takes with respect to any or all Tax-Related Items, the Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains his or her responsibility and may exceed the amount actually withheld by the Company Group. By accepting the Performance Stock Units, the Participant expressly consents to the methods of withholding as provided under the Plan and this Section 4(b).
(c)
Local Law Compliance. Notwithstanding anything in this Agreement or the Plan to the contrary, ACCO Brands may, in its sole discretion, settle the Performance Stock Units in the form of a cash payment to the extent settlement in Shares is prohibited under local law, or would require ACCO Brands, and/or the Participant to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps. In addition, ACCO Brands may require the Participant to sell any Shares settled under the Plan at such times as may be required to comply with any local legal or regulatory requirements (in which case, this Agreement shall give ACCO Brands the authority to issue sales instructions on behalf of the Participant). The Participant may also be required to report any brokerage or bank accruals, assets, or transactions to the tax or other authorities in Participant’s country. Although this Agreement is exclusively governed by the laws of the State of Delaware in accordance with Section 8(m), the Participant agrees, as a condition of the grant of the Performance Stock Units, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends, dividend equivalents and any proceeds derived from the sale of the Shares acquired pursuant to the Performance Stock Units) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). Participant also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to Participant’s country through a designated bank or broker within a certain time after receipt. In addition, the Participant agrees to take any and all actions, and consent to any and all actions taken by the Company Group, as may be required to allow the Company Group to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).
5.
No Transfer or Assignment of Performance Stock Units; Restrictions on Sale. Except as otherwise provided in this Agreement, the Performance Stock Units and the rights and privileges conferred thereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process until the Shares represented by the Performance Stock Units are delivered to the Participant or his designated representative. The Participant shall not sell any Shares, after issuance pursuant to Section 4, at any time when applicable laws or Company Group policies prohibit a sale. This restriction shall apply as long as the Participant is an employee of the Company Group.
6.
Securities Laws. No Shares shall be issued if the issuance would violate:
(a)
Any applicable state securities law;
(b)
Any applicable registration or other requirements under the Securities Act of 1933, as amended (the “Act”), the Exchange Act, as amended, or the listing requirements of the NYSE; or
(c)
Any applicable legal requirements of any governmental authority.
7.
Privacy and Data Protection. The Participant’s personal data shall be processed in accordance with the United States HR Privacy Notice available in the Privacy Center of ACCOBrands.com. The United States HR Privacy Notice also contains information on how the Participant can exercise applicable privacy and data protection rights.
8.
Miscellaneous Provisions.
(a)
Clawback. The Performance Stock Units, any Shares or cash paid to the Participant, and the proceeds of the sale of any such Shares, shall be subject to any compensation deduction, cancellation, clawback or recoupment policies that are approved by the Board of

Directors or by the Committee (whether approved prior to, on or after the grant of the Performance Stock Units) as such policies may be applicable to a covered employee from time to time, or as may be required to be made pursuant to any applicable currently effective or subsequently adopted law, government regulation or stock exchange listing requirement or any policy adopted by the Company Group which provides for the deduction, cancellation, clawback or recovery. Without limiting the generality of the foregoing, the policies may require the cancellation of an award to a Participant, or may require a Participant to repay amounts previously received by him or her pursuant to an award, in the event that either the Participant breaches any post-employment restrictive covenants or obligation, or if it is determined after termination of employment that the Participant could have been terminated for Cause, and may also provide for any amounts payable under an award to be offset by any amounts previously paid to the Participant under any incentive plan that are required to be repaid pursuant to any deduction, cancellation, clawback or recoupment policies. To the maximum extent permitted by applicable law, the Participant consents to any offset, deduction, cancellation, clawback or recoupment.
(b)
No Fractional Shares. Pursuant to Article 21.14 of the Plan, to the extent any fractional Share would otherwise be issuable to the Participant, the Participant shall be paid cash or a cash equivalent equal to the Fair Market Value of such fractional Share.
(c)
Rights as a Stockholder. Neither the Participant nor the Participant’s representative shall have any rights as a stockholder with respect to any Shares underlying the Performance Stock Units until the date that ACCO Brands delivers such Shares to the Participant or the Participant’s representative.
(d)
Dividend Equivalents. As of each dividend date with respect to Shares, an unvested dividend equivalent shall be awarded to the Participant in the dollar amount equal to the amount of the dividend that would have been paid on the number of Shares equal to the number of Performance Stock Units held by the Participant as of the close of business on the record date for such dividend. All such dividend equivalents credited to the Participant shall be denoted in cash and shall only be paid to the extent the Performance Stock Units to which the dividend equivalents relate vest and the performance goals are achieved.
(e)
No Retention Rights. Nothing in this Agreement shall confer upon the Participant any right to continue in the employment or service of the Company Group for any period of time or interfere with or otherwise restrict in any way the rights of the Company Group or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment or service at any time and for any reason, with or without Cause, in accordance with applicable law and, if applicable, the Participant’s employment contract. Based on the foregoing, the Participant acknowledges and agrees that (i) the Plan and the benefits the Participant may derive from participation in the Plan does not establish any rights between the Participant and the Company Group; (ii) the Plan and the benefits the Participant may derive from participation in the Plan are discretionary and are not part of the employment conditions and/or benefits provided by the Company Group; and (iii) nothing in the Plan or this Agreement shall be deemed to be a modification or waiver of the terms and conditions set forth in a written employment agreement for the Participant (as applicable) that has been approved, ratified or confirmed by the Committee. The grant of the Performance Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future Performance Stock Units, or benefits in lieu of Performance Stock Units, even if Performance Stock Units have been granted in the past. Any decisions regarding future Awards, if any, will be at the sole discretion of ACCO Brands.
(f)
Performance Stock Units Not an Item of Compensation. The Participant acknowledges and agrees that: (i) the value of the Performance Stock Units and any underlying Shares (either on the Grant Date or at the time the Performance Stock Units become vested and/or are settled) is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any, with the Company Group and shall not be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance, service payment, bonus, long-service award, holiday pay, welfare benefits or other benefit plan of the Company Group except as otherwise specifically provided in the other plan, nor shall it be taken into account in determining pay in lieu of notice of termination of employment, redundancy, dismissal, end of service payments or any other pay on termination of employment; (ii) the grant of Performance Stock Units is discretionary and is completely independent of any other award or grant and is made at the sole discretion of the Committee; (iii) no past grants or Awards (including, without limitation, the Performance Stock Units awarded hereunder) give the Participant the right to be selected for a grant of any other Award in the future; and (iv) the future value of the Shares is unknown, indeterminable and cannot be predicted with certainty.
(g)
Notices. Any notice required or permitted by the terms of this Agreement shall be given in writing and shall be deemed effective upon personal delivery, upon deposit with the United States Postal Service, by registered or certified mail, with postage and fees prepaid or upon deposit with a reputable overnight courier. Notice shall be addressed to ACCO Brands, Attention: General Counsel, at its principal executive office and to the Participant at the address the Participant most recently provided to the Company Group. To the extent provided by the Committee, notice may also be given by e-mail or other electronic means.
(h)
Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Performance Stock Units, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the Performance Stock Units translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
(i)
Additional Requirements. The Participant agrees to the additional region-specific terms and conditions in Exhibit A to this Agreement. The Committee reserves the right to impose other requirements on the Performance Stock Units, any Shares acquired pursuant to the Performance Stock Units, and the Participant’s participation in the Plan, to the extent it determines, in its sole discretion, that such additional requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Performance Stock Units and the Plan. Such requirements may include (but are not limited to) requiring the Participant to execute and deliver any agreements or undertakings that may be necessary to accomplish the foregoing.

(j)
Electronic Authentication.
(i)
Electronic Delivery. By executing this Agreement, the Participant hereby consents to the electronic delivery of all documentation with respect to the Performance Stock Units, including the Plan, this Agreement, the Plan’s prospectuses, annual reports and other information required to be delivered by U.S. Securities and Exchange Commission rules. This consent may be revoked in writing by the Participant at any time upon three business days’ notice to ACCO Brands, in which case all documents, including subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Participant.
(ii)
Electronic Signature. All references to signatures in this Agreement may be satisfied by procedures that ACCO Brands or a third party designated by ACCO Brands has established or may establish for an electronic signature system, and the Participant's electronic signature shall be the same as, and shall have the same force and effect as, his or her written signature. By electronically accepting this Agreement, the Participant agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
(iii)
Intent to be Bound by Electronic Authentication Protocol in Effect. In particular, at the time of execution of this Agreement, ACCO Brands has established an electronic delivery and signature protocol (the “Electronic Authentication Protocol”) for grant acceptance that includes the following relevant steps: (i) the Participant receives an authentication code from ACCO Brands; (ii) the Participant creates an account with the ACCO Brands’ third party provider service, including providing requested personal data; (iii) the Participant receives electronic delivery of relevant documents in connection with the grant, including without limitation this Agreement; and (iv) the Participant reviews each separate document and checks the box “I agree” after each to indicate that the Participant has reviewed and intends to be bound by that document. The Participant may retrieve copies of relevant documents, including without limitation this Agreement by selecting “Holdings” and expanding the view of the relevant Award grant. The Participant acknowledges, understands, and agrees that the Electronic Authentication Protocol in effect at the time of this Agreement, or any system that may subsequently replace it, is equivalent to the Participant's written signature and shall have the same force and effect. By electronically accepting this Agreement, the Participant agrees to the following: “This electronic contract contains my electronic signature, which I have executed with the intent to sign this Agreement.”
(k)
Foreign Exchange Rates. The Company Group will not be liable for any foreign exchange rate fluctuation between Participant’s local currency and the U.S. Dollar that may affect the value of the Performance Stock Units or any amounts due to Participant pursuant to the settlement of the Performance Stock Units or the subsequent sale of any Shares acquired upon settlement.
(l)
Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof. This Agreement supersedes any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof. No alteration or modification of this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto; provided that for ACCO Brands, the written instrument must be signed by a Senior Vice President or above of ACCO Brands. No provision of this Agreement may be waived except by a writing executed and delivered by the party sought to be charged. Any such written waiver shall be effective only with respect to the event or circumstance described therein and not with respect to any other event or circumstance, unless such waiver expressly provides to the contrary.
(m)
Choice of Law; Venue; Jury Trial Waiver. This Agreement shall be exclusively governed by, and construed in accordance with, the laws of the State of Delaware, as applied to contracts entered into and performed in Delaware, without giving effect to any choice of law provisions, unless otherwise prohibited by law. ACCO Brands and the Participant stipulate and consent to personal jurisdiction and proper venue in the state or federal courts of Cook County, Illinois and waive each party’s right to objection to an Illinois court’s jurisdiction and venue, unless otherwise prohibited by law. The Participant and ACCO Brands hereby waive their right to jury trial on any legal dispute arising from or relating to this Agreement, and consent to the submission of all issues of fact and law arising from this Agreement to the judge of a court of competent jurisdiction as otherwise provided for above, unless otherwise prohibited by law.
(n)
Successors.
(i)
Limitation on Assignment. This Agreement is personal to the Participant and, except as otherwise provided in Section 5 above, shall not be assignable by the Participant otherwise than by will or the laws of descent and distribution, without the written consent of ACCO Brands executed by a Senior Vice President or above of ACCO Brands. This Agreement shall inure to the benefit of and be enforceable by the Participant’s legal representatives.
(ii)
ACCO Brands and Successors. This Agreement shall inure to the benefit of and be binding upon ACCO Brands and its successors.
(o)
Severability. If any provision of this Agreement for any reason shall be found by any court of competent jurisdiction to be invalid, illegal or unenforceable, in whole or in part, such declaration shall not affect the validity, legality or enforceability of any remaining provision or portion thereof, which remaining provision or portion thereof shall remain in full force and effect as if this Agreement had been adopted with the invalid, illegal or unenforceable provision or portion thereof eliminated.
(p)
Section 409A. To the extent the Participant is subject to U.S. Internal Revenue Code Section 409A, anything in this Agreement to the contrary notwithstanding:
(i)
General. This Agreement shall be interpreted so as to comply with or satisfy an exemption from Section 409A. The Committee may in good faith make the minimum modifications to this Agreement as it may deem appropriate to comply with Section 409A while to the maximum extent reasonably possible maintaining the original intent and economic benefit to the Participant and ACCO Brands of the applicable provision. Each payment of compensation under this Agreement shall be treated as a separate payment for purposes of applying Section 409A.
(ii)
Specified Employees. To the extent required by Section 409A(a)(2)(B)(i), settlement of Performance Stock Units to the Participant who is a “specified employee” that is due upon the Participant’s “separation from service” as defined by Section 409A shall be delayed and paid in a lump sum within seven days (and ACCO Brands shall have sole discretion to determine the taxable year in which it is paid) after the earlier of the date that is six (6) months after the date of such “separation from service” as defined by Section 409A or the date of the Participant’s death after such “separation from service” as defined by Section 409A. For such purposes, whether the Participant is a “specified employee” shall be determined in accordance with the default provisions of Treasury Regulation Section 1.409A-1(i), with the “identification date” to be December 31 and the “effective date” to be the April 1 following the identification date (as such terms are used under such regulation).
(q)
Headings; Interpretation. The headings, captions and arrangements utilized in this Agreement shall not be construed to limit or modify the terms or meaning of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter.
(r)
No Advice Regarding Grant. The Company Group is not providing any tax, legal or financial advice, nor is the Company Group making any recommendations regarding the Participant’s participation in the Plan. The Participant is encouraged to consult with the Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan and the potential tax implications.

By opening this Agreement and clicking the “Accept” button on the “Grant Acceptance: View/Accept Grant” screen (the Participant’s e-signature, the legal equivalent of his/her handwritten/wet signature), the Participant:

(1)
Acknowledges that he or she is the authorized recipient of this Agreement and that he or she has properly accessed the Morgan Stanley at Work online system by use of the username and password created by the Participant;
(2)
Acknowledges that he or she has read and understands this Agreement in its entirety, including Exhibit A, and has also read and understands the Plan, which he or she understands will control in the event of any discrepancy between this Agreement and the Plan;
(3)
Accepts and agrees to the terms and conditions of this Agreement in its entirety, including Exhibit A, and the Plan;
(4)
Acknowledges this Agreement is exclusively entered into by and between the Participant and ACCO Brands, not the entity by which Participant is employed, and as such, shall be governed exclusively by the laws of the State of Delaware in the United States, pursuant to Section 8(m) herein; and
(5)
Acknowledges that the Award granted herein shall not form a part of the Participant’s remuneration in connection with the Participant’s employment or relationship with the Company Group, pursuant to Section 8(f) herein.

[Signature page follows]

ACCO BRANDS CORPORATION	PARTICIPANT
Name: Thomas Tedford Title: Chief Executive Officer	%%FIRST_NAME_MIDDLE_NAME_LAST_NAME%-%

EXHIBIT A – REGION-SPECIFIC TERMS AND CONDITIONS

BELGIUM

BRAZIL

CANADA

GERMANY

HONG KONG

ITALY

MEXICO

SINGAPORE

UNITED KINGDOM

UNITED STATES

BELGIUM

Acknowledgement and Acceptance of Award within 45 Days.

This provision replaces the last sentence of Section 2 of this Agreement:

This Award is subject to acceptance within 45 days of the Grant Date, by electronic acceptance through the website of Morgan Stanley at Work, ACCO Brands’ stock administrator. In addition to accepting the Performance Stock Units electronically through the website of Morgan Stanley at Work, the Participant must sign and return the attached form regarding the acceptance of the Performance Stock Units within 45 days of the Grant Date. Failure to accept the Performance Stock Units and sign and return the attached form within 45 days of the Grant Date will result in cancellation of the Performance Stock Units. If the Participant takes no action with respect to the Performance Stock Units with 45 days of the Grant Date, the Participant will be deemed to have rejected the Performance Stock Units.

BRAZIL

By accepting the Award, Participant agrees that (i) he or she is making an investment decision, (ii) Participant will be entitled to receive Shares pursuant to Performance Stock Units only if the vesting conditions are met and any necessary services are rendered by Participant between the Grant Date and the applicable vesting date, and (iii) the value of the underlying Shares is not fixed and may increase or decrease without compensation to Participant.

CANADA

Date of Termination of Employment.

The following provision replaces Section 3(h) of this Agreement:

For purposes of the Performance Stock Units and except required by applicable legislation, the Participant’s employer-employee or service relationship will be considered terminated as of the date that is the earlier of: (i) the date of termination of employment, (ii) the date the Participant receives notice of termination from his or her employer, or (iii) the date the Participant is no longer actively providing services (regardless of the reason for such termination and whether or not the termination is later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). The Participant will not earn, or be entitled to earn, any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates, nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, the Participant’s right to vest in the Performance Stock Units, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period, but the Participant will not earn or be entitled to pro-rated vesting if the vesting date falls after the end of the Participant’s statutory notice period, nor will the Participant be entitled to any compensation for lost vesting. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing services for the purpose of the Participant’s Performance Stock Units (including whether Participant may still be considered to be providing services while on a leave of absence).

Payment in Shares or Cash.

The following provision replaces Section 4(a) of this Agreement:

Payment of earned Performance Stock Units shall be as determined by the Committee, in its sole discretion. Subject to the terms of the Plan, the Committee shall pay vested and earned Performance Stock Units in fully paid Shares equal to the Fair Market Value of the vested and earned Performance Stock Units at the end of the Performance Period, or as soon as practicable after the end of the Performance Period. ACCO Brands (or its successor) in its discretion shall settle the vested Performance Stock Units by causing its transfer agent for Shares to register Shares in book-entry form in the name of the Participant (or, in the discretion of the Committee, issue to the Participant a stock certificate) representing a number of Shares equal to all or a portion of the number of Performance Stock Units becoming vested pursuant to Section 3; provided, that, notwithstanding Section 3.2(b) of the Plan, ACCO Brands shall not settle (and hereby irrevocably waives its right to settle) the Performance Stock Units by a payment of cash without the Participant’s express written consent.

GERMANY

Labor and Employment Law Acknowledgment.

In accepting the Award, the Participant expressly recognizes that ACCO Brands Corporation, with registered offices at Four Corporate Drive, Lake Zurich, Illinois 60047, USA, is solely responsible for the administration of the Plan and that the Participant's participation in the Plan does not constitute an employment relationship between the Participant and ACCO Brands. The Participant is participating in the Plan on a wholly commercial basis and the Participant's sole employer is the German Subsidiary or Affiliate of ACCO Brands (“ACCO Germany”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that the Participant may derive from his or her participation in the Plan do not establish any rights between the Participant and ACCO Germany, and do not form part of the employment conditions and/or benefits provided by ACCO Germany, and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant's employment with ACCO Germany.

Date of Termination of Employment.

The following provision supplements and, to the extent inconsistent, replaces Section 3(h) of this Agreement:

For purposes of the Award, the Participant's employment relationship will be considered terminated as of the date that the employment relationship legally ends under German law ("Beendigungsdatum"). Notwithstanding any provision in this Agreement to the contrary, if the Participant files a claim for unfair dismissal (Kündigungsschutzklage) pursuant to the German Protection Against Dismissal Act (Kündigungsschutzgesetz) and the termination is subsequently found to be invalid by a German labor court, or if the Participant and the Company Group enter into a settlement agreement (Abwicklungsvertrag or Vergleich) that provides for an extended termination date, the Date of Termination of Employment shall be deemed to be the date on which the employment relationship legally ends under such court decision or settlement agreement. The Participant's unvested Awards shall remain outstanding during the pendency of any such legal proceedings, subject to the original vesting schedule. If the termination is ultimately upheld, the Award shall be treated in accordance with Section 3 of this Agreement as of the original notice date. If the termination is found to be invalid and the employment relationship continues, the Award shall continue to vest in accordance with its original terms.

Termination during Protected Leave.

Notwithstanding any provision in this Agreement to the contrary, if the Participant's employment terminates during a period of statutory protected leave under German law, including but not limited to parental leave (Elternzeit), maternity protection (Mutterschutz), or care leave (Pflegezeit), the Participant shall continue to be treated as an employee of the Company Group for purposes of vesting of the Award during such protected leave period, and any termination that becomes effective at the end of such protected leave period shall be treated as an Involuntary Termination for purposes of this Germany Exhibit, unless the termination is for Cause.

Tax Withholding.

The following provisions supplement Section 4(b) of this Agreement:

The Participant acknowledges that income from the Award, including any amounts received upon vesting or settlement, will be treated as taxable employment income (Einkünfte aus nichtselbständiger Arbeit) under German tax law and will be subject to German wage tax (Lohnsteuer), solidarity surcharge (Solidaritätszuschlag), and, if applicable, church tax (Kirchensteuer). The Participant further acknowledges that social security contributions (Sozialversicherungsbeiträge) may be payable to the extent the Participant's income is below the applicable contribution ceilings (Beitragsbemessungsgrenzen).

ACCO Germany, as the Participant's employer, is obligated under German law to withhold and remit such taxes and social security contributions at the time of the taxable event, which generally occurs upon settlement of the Award. The Participant authorizes ACCO Germany to withhold the applicable Tax-Related Items from any amounts payable to the Participant under this Agreement or from any other compensation payable to the Participant by ACCO Germany. If ACCO Brands settles the Award directly to the Participant, ACCO Brands shall coordinate with ACCO Germany to ensure proper withholding and reporting of Tax-Related Items in accordance with German law.

The Participant is solely responsible for any additional tax obligations that may arise in connection with the Award and is encouraged to consult with his or her personal tax advisor regarding the tax implications of participation in the Plan.

Clawback Limitations.

The following provision supplements Section 7(a) (or Section 8(a), as applicable) of this Agreement:

To the extent that German law limits the enforceability of clawback or recoupment provisions, including but not limited to limitations under German unfair contract terms law (AGB-Recht) or the principle of proportionality (Verhältnismäßigkeitsgrundsatz), the clawback provisions in this Agreement shall be applied only to the maximum extent permitted by German law.

Consent to Receive Information in English / Einverständnis zum Erhalt von Informationen in englischer Sprache.

In accepting the Award, the Participant confirms having read and understood the documents relating to the Award (the Plan and this Agreement), which were provided in English. The Participant accepts the terms of these documents accordingly.

Mit der Annahme des Awards bestätigt der Teilnehmer, dass er die Dokumente im Zusammenhang mit dem Award (den Plan und diese Vereinbarung), die in englischer Sprache zur Verfügung gestellt wurden, gelesen und verstanden hat. Der Teilnehmer akzeptiert die Bedingungen dieser Dokumente entsprechend.

HONG KONG

Securities Law Information.

Neither the Performance Stock Units nor any underlying Shares constitute a public offering of securities under Hong Kong law and are available only to employees of the Company Group and its Affiliates. The Plan, the Agreement, and any other incidental communication materials provided to Participant have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable companies and securities legislation in Hong Kong and have not been registered with or authorized by any regulatory authority, including the Securities and Future Commission, in Hong Kong. This Agreement and the incidental communication materials are intended only for the personal use of each Participant and not for distribution to any other persons.

ITALY

Plan Document Acknowledgement.

By accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan and the Agreement in their entirety and fully understands and accepts all provisions of the Plan and the Agreement.

The Participant acknowledges that the Participant has read and specifically and expressly approves the following sections of the Agreement and this Addendum, including Sections: (4)(b) Local Law Compliance; (4)(c) Payment of Withholding Taxes; (6) Securities Laws; (7) Privacy and Data Protection; (8)(h) Language; (8)(i) Additional Requirements; (9)(l) Entire Agreement; Waiver; (9)(m) Choice of Law/Venue; and (8)(o) Severability.

MEXICO

Labor Law Policy and Acknowledgment. In accepting the Performance Stock Units, Participant expressly recognizes that ACCO Brands Corporation, with registered offices at Four Corporate Drive, Lake Zurich, Illinois 60047, USA, is solely responsible for the administration of the Plan and that Participant’s participation in the Plan and acquisition of Shares do not constitute an employment relationship between Participant and ACCO Brands, since Participant is participating in the Plan on a wholly commercial basis and Participant’s sole employer is a Mexican Subsidiary or Affiliate of ACCO Brands (“ACCO Mexico”). Based on the foregoing, Participant expressly recognizes that the Plan and the benefits that Participant may derive from his or her participation in the Plan do not establish any rights between Participant and ACCO Mexico, and do not form part of the employment conditions and/or benefits provided by ACCO Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of Participant’s employment.

Participant further understands that his or her participation in the Plan is a result of a unilateral and discretionary decision of ACCO Brands; therefore, ACCO Brands reserves the absolute right to amend and/or discontinue Participant’s participation at any time without any liability to Participant.

Finally, Participant hereby declares that he or she does not reserve any action or right to bring any claim against the Company Group for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and Participant therefore grants a full and broad release to the Company Group, its Affiliates, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Política de la Ley Laboral y Reconocimiento. Aceptando este Premio (Performance Stock Units), el Participante reconoce expresamente que ACCO Brands Corporation, con oficinas registradas ubicadas en Four Corporate Drive, Lake Zurich, Illinois 60047 USA, es el único responsable de la administración del Plan y que participación del Participante en el mismo y la adquisición de Acciones no constituye de ninguna manera una relación laboral entre el Participante y ACCO Brands, debido a que la participación de esa persona en el Plan deriva únicamente de una relación comercial y el único Patrón del Participante es una Subsidiaria o Afiliada Mexicana de ACCO Brands (“ACCO México”). Derivado de lo anterior, el Participante reconoce expresamente que el Plan y los beneficios que pudieran derivar para el Participante por su participación en el mismo, no establecen ningún derecho entre el Participante e ACCO México, y no forman parte de las condiciones laborales y/o prestaciones otorgadas por ACCO México, y cualquier modificación al Plan o la terminación del mismo de ninguna manera podrá ser interpretada como una modificación o desmejora de los términos y condiciones de trabajo del Participante.

Asimismo, el Participante reconoce que su participación en el Plan es resultado de la decisión unilateral y discrecional de ACCO Brands, por lo tanto, ACCO Brands se reserva el derecho absoluto para modificar y/o discontinuar la participación del Participante en cualquier momento, sin ninguna responsabilidad hacia el Participante.

Finalmente el Participante manifiesta que no se reserva ninguna acción o derecho que ejercitar en contra de la Compañía, por cualquier compensación o daños o perjuicios en relación con cualquier disposición del Plan o de los beneficios derivados del mismo, y en consecuencia exime amplia y completamente a la Compañía, sus Afiliadas, sucursales, oficinas de representación, sus accionistas, administradores, agentes y representantes legales con respecto a cualquier reclamo que pudiera surgir

SINGAPORE

Securities Law Information.

The grant of the Performance Stock Units is being made pursuant to the “Qualifying Person” exemption” under section 273(1)(f) of the Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. Participant should note that the Award is subject to section 257 of the SFA and Participant should not make any subsequent sale of the Shares in Singapore or any offer of such subsequent sale of the Shares subject to the Award in Singapore, unless such sale or offer in is made (i) six months or more after the Grant Date or (ii) pursuant to the exemptions under Part XIII Division 1 Subdivision (4) (other than section 280) of the SFA. The Shares are currently traded on the New York Stock Exchange, which is located outside of Singapore, under the ticker symbol “ACCO” and Shares acquired under the Plan may be sold through this exchange.

UNITED KINGDOM

Tax Withholding.

The following provisions supplement Section 4(c) of the Agreement:

The Participant agrees that, if the Participant does not pay or their employer or the Company Group does not withhold from the Participant the full amount of income tax that the Participant owes at vesting of the Performance Stock Units (including any dividend equivalents), or the release or assignment of the Performance Stock Units (including any dividend equivalents) for consideration, or the receipt of any other benefit in connection with the Performance Stock Units (the “Taxable Event”) within 90 days of the U.K. tax year within which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), then the amount that should have been withheld shall constitute a loan owed by the Participant to their employer, effective as of the Due Date. The Participant agrees that the loan will bear interest at the Her Majesty’s Revenue and Customs’ (“HMRC”) official rate and will be immediately due and repayable by the Participant, and the Company Group and/or their employer may recover it at any time thereafter by any of the means set forth in Section 4 (c) of this Agreement.

Notwithstanding the foregoing, if the Participant is an executive officer or director within the meaning of Section 13(k) of the Exchange Act, as amended from time to time, the Participant understands that he or she may not be able to indemnify the Company Group or the Participant’s employer for the amount of income tax not collected from or paid by the Participant, as it may be considered a loan. In the event that the Participant is an executive officer or director and income tax is not collected from the Participant within ninety (90) days after the end of the tax year in which the Taxable Event occurs, the amount of any uncollected income tax may constitute an additional benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant acknowledges that he or she is responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Participant’s employer for the value of any NICs due on this additional benefit, which the Company Group or the Participant’s employer may recover from the Participant by any of the means set forth in Section 4(c) of this Agreement to the extent permitted by applicable law.

If the maximum applicable withholding rate is used, any over-withheld amount may be credited to the Participant by the Company Group or the Participant’s employer (with no entitlement to the Company Group common stock equivalent) or if not so credited, the Participant may seek a refund from the local tax authorities.

Joint Election. As a condition of the Performance Stock Unit granted hereunder, the Participant agrees to accept any liability for secondary Class 1 National Insurance Contributions (the “Employer NICs”), which may be payable by the Company Group or by the Participant’s employer with respect to the issuance of Shares subject to the Performance Stock Units or the receipt of any other benefit in connection with the Performance Stock Units.

Without limitation to the foregoing, the Participant agrees to make an election (the “Election”), in the form specified and/or approved for such election by HMRC, that the liability for the Participant’s Employer NICs payments on any such gains shall be transferred to the Participant to the fullest extent permitted by law. The Participant further agrees to execute such other elections as may be required between the Participant and any successor to the Company Group and/or the Participant’s employer. The Participant authorizes the Company Group and his or her employer to withhold such Employer NICs by any of the means set forth in Section 4(c) of this Agreement.

Failure by the Participant to enter into an Election, withdrawal of approval of the Election by HMRC or a joint revocation of the Election by the Participant and the Company Group or the Participant’s employer, as applicable, shall be grounds for the forfeiture and cancellation of the Participant’s unvested Performance Stock Units, without any liability to the Company Group or the Participant’s employer.

UNITED STATES

Participant Covenants

1.
Defined Terms. As used in this Exhibit A:
(a)
“Affiliate” means the Company Group’s successors in interest, affiliates (as defined in Rule 12b-2 under Section 12 of the Securities and Exchange Act), subsidiaries, parents, purchasers, and assignees (collectively “Affiliates”).
(b)
“Competing Activities” are any activities or services undertaken on behalf of a Competitor (defined below) that are the same or similar in function or purpose to those the Participant performed for the Company Group in the two-year period preceding the end of Participant’s employment with the Company Group, or that are otherwise likely to result in the use or disclosure of Confidential Information. Competing Activities are understood to exclude: (i) activities on behalf of an independently operated subsidiary, division, or unit of a diversified corporation or similar business that has common ownership with a Competitor so long as the independently operated business unit does not involve a Conflicting Product or Service and (ii) a passive and non-controlling ownership interest in a Competitor through ownership of less than 2% of the stock in a publicly traded company.
(c)
“Competitor” is any person or entity engaged in the business of providing a Conflicting Product or Service or preparing to engage in the business of providing a Conflicting Product or Service.
(d)
“Confidential Information” includes but is not limited to any technical or business information, know-how or trade secrets, in any form, including but not limited to data; diagrams; business, sourcing, marketing or sales plans; notes; drawings; models; prototypes; specifications; manuals; memoranda; reports; customer or vendor information; pricing or cost information; computer programs; and other non-public information of value to Company Group that the Participant learned in connection with the Participant’s employment with the Company Group.
(e)
“Conflicting Product or Service” is a product or service that is the same or similar in function or purpose to a Company Group product or service, such that it would replace or compete with: (i) a product or service the Company Group provides to its customers; or (ii) a product or service that is under development or planning by the Company Group but not yet provided to customers and regarding which the Participant was provided Confidential Information in the course of the Participant’s employment. Conflicting Products or Services do not include a product or service of the Company Group if the Company Group is no longer in the business of providing such product or service to its customers at the relevant time of enforcement.
(f)
“Covered Customer” is a Company Group customer (natural person or entity) with which the Participant had business-related contact or dealings, or about which the Participant received Confidential Information, in the two-year period preceding the end of the Participant’s employment with the Company Group. References to the end of the Participant’s

employment in this Exhibit A refer to the end of employment, whether by resignation or termination, and without regard for the reason the employment ended.
2.
Consideration.
(a)
In exchange for the Participant’s promises and obligations in this Agreement, including without limitation Section 3 of this Exhibit A, ACCO Brands is granting the Participant the Award. The Participant understands and agrees that the promises and obligations have material value and benefit to the Company Group, above and beyond the Participant’s continued employment with the Company Group, and that Participant would not be entitled to such consideration unless Participant agrees to be bound by this Exhibit A.
(b)
The Company Group agrees to provide the Participant the consideration described in this Agreement only in exchange for the Participant’s compliance with all the terms of this Exhibit A.
3.
Participant Acknowledgments and Obligations.
(a)
Position of Trust and Confidence. The Participant acknowledges that the Company Group is placing the Participant in a special position of trust and confidence. As a result of this Agreement and the Participant’s position with the Company Group, the Participant will receive Confidential Information. The Participant agrees to use their position and the Confidential Information received in their position to further the business of the Company Group and not to knowingly cause harm to the business of the Company Group.
(b)
Exclusivity. The Participant agrees to dedicate the Participant’s full working time and efforts to the business of the Company Group and shall not undertake, prepare to undertake, or attempt to undertake any conflicting business activities while employed with the Company Group. These duties supplement and do not replace or diminish the common law duties the Participant would ordinarily have to the Participant’s employer.
(c)
Confidentiality.
(i)
Non-Use and Non-Disclosure. Except as provided in this Exhibit A, as required in the course of the Participant’s employment with the Company Group, or as authorized in writing by the Company Group, the Participant agrees to keep secret and confidential and neither use nor disclose, by any means, either during or after termination of the Participant’s employment for any reason: (i) any Confidential Information and (ii) any confidential information or trade secrets of others that the Participant receives during the course of the Participant’s employment with the Company Group for so long as and to the same extent as the Company Group is obligated to protect such information or trade secrets.
(ii)
Return of Confidential Information and Company Group Property. The Participant shall deliver to the Company Group promptly upon the end of the Participant’s employment, or upon request by the Company Group, all records or materials which constitute or contain Confidential Information, or which are the property of the Company Group, including any copies thereof. The Participant shall not remove, erase, destroy, or impede the Company Group’s access to Confidential Information or the Company Group’s property.
(iii)
Exclusions. The obligations under this Section 3(c) shall not apply to Confidential Information to the extent that it: (i) is or subsequently becomes publicly known through lawful means; (ii) was known to the Participant prior to disclosure to the Participant by or on behalf of the Company Group; or (iii) is received by the Participant in good faith from a third party (not an Affiliate) that has no obligation of confidentiality to the Company Group. The Company Group’s exchange of Confidential Information with a third party for business purposes shall not remove it from protection under this Exhibit A.
(iv)
Compelled Disclosure. If disclosure of Confidential Information is compelled by law, the Participant shall give the Company Group as much written notice as possible under the circumstances, shall refrain from using or disclosing for as long as the law allows, and shall cooperate with the Company Group to protect the Confidential Information, including taking every reasonable step necessary to protect against unnecessary disclosure.
(d)
Previously Obtained Confidential Information. The Participant agrees not to disclose to the Company Group nor utilize in the Participant’s work for the Company Group any confidential information or trade secrets of others obtained by the Participant prior to the Participant’s employment by the Company Group (including from prior employers).
(e)
Use and Preservation of Company Group Records and Resources. During and until termination of the Participant’s employment, the Participant shall preserve records on the Company Group customers, prospects, vendors, suppliers, and other business relationships in accordance with the Company Group’s record retention policies. Further, the Participant shall not knowingly use these records to harm the Company Group’s business interests.
(f)
Use of the Company Group’s Systems. The Company Group only authorizes the Participant to access and use the Company Group’s computers, email, or related computer systems to pursue matters that are consistent with the Company Group’s business interests. Access or use of such systems to pursue personal business interests apart from the Company Group, to compete or to prepare to compete, or to otherwise knowingly undermine the Company Group’s interests is strictly prohibited and outside the scope of Participant’s authorized use of the Company Group’s systems. By way of example, this includes erasing Company Group records or programs or forwarding Confidential Information to personal email addresses.
(g)
Non-Interference. The Participant agrees that the following covenants are (i) ancillary to the other enforceable agreements contained in this Exhibit A, (ii) in exchange for receiving and using Confidential Information and (iii) reasonable and necessary to protect the Company Group’s legitimate business interests in, among other things, protecting its Confidential Information, customer relationships and/or employee relationships.
(i)
Non-Interference with Employee Relationships. The Participant agrees that for a period of one year following the end of the Participant’s employment with the Company Group for any reason, the Participant shall not interfere with the Company Group’s business relationship with any Company Group employee with whom the Participant had material contact with or learned Confidential Information about in the two years preceding the end of Participant’s employment with the Company Group. Interference shall include, but not be limited to, soliciting or communicating with an employee to induce or encourage the employee to leave the Company Group’s employ (regardless of who initiates the communication), by helping another person or entity evaluate a Company Group employee as an employment candidate, or by otherwise helping any person or entity hire an employee away from the Company Group.
(ii)
Non-Interference with Customer Relationships. The Participant agrees that for a period of one year following the end of the Participant’s employment with the Company Group for any reason, the Participant shall not interfere with the Company Group’s business relationships with a Covered Customer by: (i) participating in, supervising, or managing (as an employee, consultant, contractor, officer, owner, director, or otherwise) any Competing Activities for, on behalf of, or with respect to a Covered Customer; or (ii) soliciting or communicating (regardless of who initiates the communication) with a Covered Customer to induce or encourage the Covered Customer to: (a) stop or reduce doing business with the Company Group, or (b) to buy a Conflicting Product or Service.
4.
Survival of Restrictions.
(a)
The post-employment obligations in this Exhibit A shall survive the termination of the Participant’s employment with the Company Group for any reason. If the Participant violates one of the post-employment restrictions in this Exhibit A on which there is a specific time limitation, the time period for that restriction shall be extended by one day for each day Participant violates it, up to a maximum extension equal to the length of time prescribed for the restriction, so as to give the Company Group the full benefit of the bargained-for length of the restriction.
(b)
It is the intention of the Company Group and the Participant that, if any court construes any provision or clause of this Exhibit A, or any portion thereof, to be illegal, void or unenforceable, because of the duration of such provision, the scope or the subject matter covered thereby, such court shall reduce the duration, scope, or subject matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.
(c)
If the Participant becomes employed with an Affiliate without entering into a new non-disclosure, non-solicitation, or non-competition agreement that is substantially the same as this Exhibit A, the Affiliate shall be regarded as the Company Group for all purposes under this Exhibit A and shall be entitled to the same protections and enforcement rights as the Company Group.
5.
Review Period. The Participant acknowledges that the Participant was provided at least 14 days’ notice of the non-interference covenants prior to the Participant’s execution of this Exhibit A and that the Participant has been directed by the Company Group to consult with any attorney regarding Participant’s obligations pursuant to the non-interference covenants.

6.
Modification for Residents of California Only. To the extent the Participant is a resident of the state of California and subject to its laws, Section 3(g) shall not apply, and the jury trial waiver in this Agreement shall not apply; provided, however, the Participant hereby acknowledges and agrees not to use or disclose employer’s trade secrets to solicit the Company Group’s employees, customers, or vendors.
7.
Modification for Residents of Minnesota, North Dakota, Oklahoma Only. To the extent the Participant is a resident of Minnesota, North Dakota, Oklahoma, and subject to the laws of one or more of those states, Section 3(g)(ii)(i) shall not apply; provided, however, the Participant hereby acknowledges and agrees Sections 3(g)(i) and 3(g)(ii)(ii) remain in effect in their entirety, and that Participant shall not to use or disclose employer’s trade secrets to solicit the Company Group’s employees, customers, or vendors.
8.
Notices.
(a)
If the restrictions in Section 3(g) have not expired, before accepting new employment, the Participant shall notify every future employer of the restrictions in this Exhibit A, including without limitation, Section 3(g). The Participant agrees that the Company Group may advise a future employer or prospective employer of the Participant of this Exhibit A, including without limitation, Section 3(g).
(b)
While employed by the Company Group, and for one year thereafter, the Participant shall: (a) give the Company Group written notice at least 30 days prior to beginning work for a Competitor; (b) provide the Company Group with sufficient information about the Participant’s new position to enable the Company Group to determine if the Participant’s services in the new position would likely lead to a violation of this Exhibit A; and (c) within 30 days of any request made by the Company Group to do so, participate in a mediation or in-person conference to discuss and/or resolve any issues raised by the Participant’s new position. The mediation or in-person conference will not prevent or delay any remedy available to the Company Group under Section 9 of this Exhibit A. Participant shall be responsible for all consequential damages caused by failure to give the Company Group notice as provided in this Section 8.
9.
Remedies. If the Participant breaches or threatens to breach this Exhibit A, the Company Group may recover: (a) an order of specific performance or declaratory relief; (b) injunctive relief by temporary restraining order, temporary or preliminary injunction, and/or permanent injunction; (c) damages; (d) attorney's fees and costs incurred in obtaining relief; and (e) any other legal or equitable relief or remedy allowed by law. $1,000.00 is the agreed amount for the bond to be posted if an injunction is sought by the Company Group to enforce the restrictions in this Exhibit A on the Participant.
10.
Return of Consideration. The Participant specifically recognizes and agrees that the covenants in this Exhibit A are material and important terms of this Agreement, and Participant further agrees that should all or any part or application of this Exhibit A be held or found invalid or unenforceable for any reason whatsoever by a court of competent jurisdiction in an action between the Participant and the Company Group (despite, and after application of, any applicable rights to reformation that could add or renew enforceability), the Company Group shall be entitled to receive from the Participant the cash equivalent of the Fair Market Value of the Award paid to the Participant pursuant to the terms of this Agreement, which Fair Market Value shall be determined as of the date of payment to the Participant pursuant to the terms and conditions of this Agreement. The return of consideration provided for in this Section 10 is in addition to the remedies for breach provided for in Section 9.
11.
Reporting Violations of Law. Nothing in this Agreement or this Exhibit A shall prevent the Participant from disclosing information to or cooperating with any national, federal, state, provincial, or local governmental authority or self-regulatory authority for purposes of reporting or investigating a suspected violation of the law. Further, nothing in this Agreement or this Exhibit A shall prevent the Participant from disclosing Confidential Information in a complaint (made under seal) where such disclosure is made in the context of whistleblowing.